UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2008
SM&A
(Exact name of registrant as specified in its charter)

Delaware	0-23585	33-0080929

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California	92660

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 975-1550
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit List
EX-99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 29, 2008, in connection with the completion of the merger discussed in Item 8.01, below, each of William C. Bowes, Dwight L. Hanger, J. Christopher Lewis, Cathy L. McCarthy, Peter Pace, Joseph B. Reagan, Robert Rodin, John P. Stenbit and Robert J. Untracht representing all of the directors of SM&A (the “Company”) has resigned effective upon consummation of the merger.

Item 8.01	Other Events.
     On December 29, 2008, the Company issued a press release announcing that the Company’s stockholders have approved, at a special meeting of the stockholders, the proposed merger of the Company with and into Project Victor Merger Sub, Inc., with the Company as the surviving entity, and further announcing that the merger transaction has been completed. The merger results in Project Victor Holdings, Inc. owning all of outstanding capital stock of the Company. Consequently, the Company intends to file a Form 15 to deregister the Company’s common stock from the Nasdaq Stock Market.
     A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of SM&A, issued on December 29, 2008.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 29, 2008	SM&A
	By:	/s/ James R. Eckstaedt
		Name:	James R. Eckstaedt
		Title:	Executive Vice President, Finance and Chief Financial Officer

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Exhibit List

Exhibit No.	Description

99.1	Press Release of SM&A, issued on December 29, 2008.